                                                                    EXHIBIT 2.1g




                                    GUARANTEE

                                       OF

                             BEACON INDUSTRIES, INC.

         FOR VALUE RECEIVED, the undersigned hereby unconditionally guarantees to CCEC CAPITAL CORP., an Arizona corporation f/k/a Coach and Car Equipment Corporation ("Seller"), the prompt and complete payment and performance by COACH AND CAR EQUIPMENT CORP., a Nevada Corporation f/k/a Coach and Car Acquisition Corp. ("Purchaser"), which is an affiliated corporation with the undersigned, of all Purchaser's payment, performance, and other obligations (the "Obligations") under (i) that certain Amended and Restated Asset Purchase Agreement, dated August 31, 1999 (the "Asset Purchase Agreement"), between Seller, Purchaser and the undersigned, as the same may be amended, supplemented or otherwise modified from time to time, including without limitation all representations, warranties and covenants, (ii) that certain Note Refinancing Agreement, dated October 21, 1999, between Seller, Purchaser and the undersigned, (iii) the "Notes" of Purchaser payable to Seller and referred to in the Note Refinancing Agreement,
(iv) the "Security Agreement" referred to in the Note Refinancing Agreement, and
(v) any and all other agreements, documents, and instruments executed by Purchaser and Seller in connection with the Asset Purchase Agreement and Note Refinancing Agreement, including without limitation the Sublease Agreement attached as Exhibit J-2 to the Asset Purchase Agreement, all as the same may be amended, supplemented or otherwise modified from time to time. Upon the occurrence of any event of default under the Obligations, Seller may enforce this Guaranty independently as to the undersigned and independently of any other remedy or security which Seller may at any time have in connection with the Obligations. The undersigned expressly waives any right to require Seller to proceed against Purchaser and agrees that Seller may proceed against the undersigned and/or any collateral in such order as Seller shall determine in its sole and absolute discretion.

         The undersigned hereby warrants and represents to Purchaser that this guarantee is the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.

         The undersigned hereby irrevocably waives all rights which may have arisen in connection with this guarantee to be subrogated to any of the rights (whether contractual, under Title 11 of the United States Code, including
Section 509 thereof, under common law or otherwise) of Seller against Purchaser or against any collateral security or guarantee or right of offset held by Seller for payment of the Obligations. The undersigned hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against Seller or any other person which may have arisen in connection with this guarantee. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Purchaser to the undersigned on account of any of the rights waived in this paragraph, such amount shall be held by the undersigned in trust, segregated from other funds of the undersigned, and shall, forthwith upon receipt by the undersigned, be turned over to Seller in the exact form received by the undersigned to be applied against the Obligations. The provisions of this paragraph shall survive the term of this guarantee and the satisfaction in full of the Obligations.

         Seller may assign its rights and interests under this guarantee.

         THIS GUARANTEE HAS BEEN DELIVERED AT PHOENIX, ARIZONA, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA. Wherever possible each provision of this guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this guarantee.

         SIGNED AND DELIVERED this     day of October, 1999.

                                        BEACON INDUSTRIES, INC.

                                        By /s/ Scott Miller
                                           --------------------------------

                                        Its Chairman
                                           --------------------------------